As filed with the Securities and Exchange Commission on September 14, 2007
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
PHARMION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1521333 (I.R.S. Employer Identification Number)
2525 28th Street
Boulder, Colorado 80301
(Address of principal executive offices)

Pharmion Corporation 2000 Stock Incentive Plan
Pharmion Corporation 2001 Non-Employee Director Stock Option Plan
(Full title of the plans)

Patrick J. Mahaffy
President and Chief Executive Officer
Pharmion Corporation
2525 28th Street
Boulder, Colorado 80301
(720) 564-9100
(Name, address and telephone number, including area code, of agent for service)

Copies to
Peter H. Jakes, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
(212) 728-8000

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to	Amount to be	offering price per	aggregate offering	Amount of
be registered	registered (1)	share (2)	price (2)	registration fee
Common Stock, $0.001 par value per share	1,100,000	$40.94	$45,034,000	$1,382.54

(1)	This Registration Statement covers 1,000,000 shares of the common stock of Pharmion Corporation, $0.001 par value per share (the “Common Stock”), issuable pursuant to the Pharmion Corporation 2000 Stock Incentive Plan and 100,000 shares of Common Stock issuable pursuant to the Pharmion Corporation 2001 Non-Employee Director Stock Option Plan (collectively, the “Plans”). In addition, this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plans, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based on the average of the high and low reported sales price per share of our common stock on September 11, 2007, as reported on the Nasdaq Global Market.

Explanatory Note
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
Opinion of Willkie Farr & Gallagher LLP
Consent of Independent Registered Public Accounting Firm

Explanatory Note
     This Registration Statement on Form S-8, which incorporates by reference the Registrant’s previous Registration Statements on Form S-8 (File No. 333-130200, File No. 333-122474 and File No. 333-111158), is being filed by the Registrant solely to register additional securities issuable pursuant to its 2000 Stock Incentive Plan and 2001 Non-Employee Director Stock Option Plan. Accordingly, this Registration Statement consists only of those items required by General Instruction E to Form S-8.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
          The following documents, filed with the Securities and Exchange Commission (the “Commission”) by Pharmion Corporation, a Delaware corporation (the “Company”), are incorporated by reference into the Registration Statement:
     (a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
     (b) The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007 and June 30, 2007, filed pursuant to the Exchange Act;
     (c) The Company’s Current Reports on Form 8-K, filed on February 9, 2007, May 16, 2007, May 31, 2007, June 4, 2007 and August 21, 2007, respectively, pursuant to the Exchange Act;
     (d) The Company’s Registration Statements on Form S-8, Registration No. 333-130200 filed on December 8, 2005, Registration No. 333-122474 filed on February 2, 2005 and Registration No. 333-11158 filed on December 12, 2003, pursuant to the Exchange Act; and
     (e) The description of the Common Stock, which is incorporated by reference into the Company’s Registration Statement on Form 8-A12G, filed on October 30, 2003, pursuant to the Exchange Act, and contained in the Company’s Registration Statement on Form S-3, under the caption “DESCRIPTION OF COMMON STOCK”, Registration No. 333-142567, filed on May 2, 2007, pursuant to the Securities Act.
          In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.
Item 8. Exhibits

Exhibit No.

5.1	Opinion of Willkie Farr & Gallagher LLP with respect to the legality of the securities to be issued pursuant to the Plans.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Willkie Farr & Gallagher LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page hereto).

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, Colorado, on the 14th day of September, 2007.

Pharmion Corporation
By:	/s/ Patrick J. Mahaffy
Patrick J. Mahaffy
President and Chief Executive Officer

     Each of the undersigned officers and directors of Pharmion Corporation hereby severally constitutes and appoints Patrick J. Mahaffy and Erle T. Mast, and each of them, as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick Mahaffy Patrick J. Mahaffy	President and Chief Executive Officer; Director (Principal Executive Officer)	September 14, 2007
/s/ Erle T. Mast Erle T. Mast	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 14, 2007
/s/ Brian Atwood Brian Atwood	Director	September 14, 2007
/s/ James Blair James Blair	Director	September 14, 2007

Signature	Title	Date

/s/ James Barrett James Barrett	Director	September 14, 2007
/s/ Cam L. Garner Cam L. Garner	Director	September 14, 2007
/s/ Edward J. McKinley Edward J. McKinley	Director	September 14, 2007
/s/ John C. Reed John C. Reed	Director	September 14, 2007
/s/ Thorlef Spickschen Thorlef Spickschen	Director	September 14, 2007

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Willkie Farr & Gallagher LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page hereto).